EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Gerald McIlhargey, Chief Executive Officer of St. Joseph, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015, fairly presents, in all material respects, the financial condition and results of operations of St. Joseph, Inc.

Date: August 28, 2015	By:	/s/ GERALD MCILHARGEY
Gerald McIlhargey
Principal Executive Officer
St. Joseph, Inc.